0000
CERTIFICATE NUMBER

ENDONOVO THERAPEUTICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

* 0,000,000 *
SHARES

PAR VALUE $0.0001
COMMON STOCK

CUSIP NO. 29272H201

THIS CERTIFIES THAT

* SPECIMEN *

IS THE OWNER OF * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

ENDONOVO THERAPEUTICS, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

ALAN COLLIER
CEO & SECRETARY

MICHAEL MANN
PRESIDENT

DATED:

COUNTERSIGNED AND REGISTERED:

BY CLEARTRUST, LLC
TRANSFER AGENT

AUTHORIZED SIGNATURE

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